                              CONSULTING AGREEMENT

        THIS AGREEMENT, made, entered into, and effective this 1st day of
September, 2000 (the "Effective Date"), by and between JUGAL K. TANEJA, an individual resident of Florida (hereinafter referred to as "Consultant"), and
LABELCLICK.COM, INC., A Florida corporation with its principal place of business in Largo, Florida (hereinafter referred to as "Corporation").

                                   WITNESSETH:

        WHEREAS, The Corporation realizes that the Consultant has demonstrated a keen understanding of the Corporation's operations such that it would be desirable to retain Consultant's services under a consulting agreement;

        WHEREAS, Consultant desires to provide consulting services for the
Corporation as an independent contractor, with the understanding that he shall not be required to devote his full tine to the business of the Corporation and shall be free to pursue other personal and business interests.

        NOW, THEREFORE, in consideration of the premises, the mutual covenants of the parties herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, it is agreed as follows;

1. CONSULTING ARRANGEMENT. The Corporation hereby contracts for the services of
Consultant and Consultant agrees to perform such duties and responsibilities and to render advice and consulting as may be requested by the Corporation from time to time during the term of this consulting arrangement in connection with the
Corporation's business throughout the United States and world wide ("Consulting
Arrangement"). Said consulting services shall include, but not be limited to,
[...customer development and sales, warehouse operations, inventory management, and product selection...] Consultant shall use his best efforts to keep the
Corporation informed of all corporate business opportunities which shall come to his attention and appear beneficial to the Corporation's business so that the
Corporation can obtain the maximum benefits from Consultant's knowledge, experience, and personal contacts.

2. RELATIONSHIP BETWEEN PARTIES. During the term of the Consulting Arrangement,
Consultant shall be deemed to be an independent contractor. He shall be free to devote his time, energy and skill to any such person, firm or company as he deems advisable except to the extent he is obligated to devote his time, energy and skill to the Corporation pursuant to the terms of this Agreement. Consultant shall not be considered as having an employee status vis-a-vis the Corporation, or by virtue of the Consulting Arrangement being entitled to participate in any plans, arrangements or distributions by the Corporation pertaining to or in connection with any pension, stock, bonus, profit sharing, welfare benefits, or similar benefits for the regular employees of the Corporation. The Corporation shall not withhold any taxes in connection with the compensation due Consultant hereunder, and Consultant will be responsible for the payment of any such taxes and hereby agrees to indemnify the Corporation against nonpayment thereof.

3. COMPENSATION FOR THE CONSULTING ARRANGEMENT. As part of the consideration for the services to be rendered under the Consulting Arrangement by Consultant and as

                                       1

compensation for the income he could have otherwise earned if he has not agreed to keep himself available to the Corporation hereunder, the Corporation shall pay Consultant compensation at the rate of Eight Thousand Three Hundred
Thirty-three Dollars and Thirty-three cents ($8,333.33) per month commencing
September 1, 2000, and continuing each month thereafter for a total of thirty-six months. All compensation due to Consultant under this Section 3 shall accrue until such time as the Corporation has sufficient funds.

4. TERM OF CONSULTING ARRANGEMENT. The Consulting Arrangement shall begin effective as of the Effective Date of this Agreement and shall continue for a period of thirty-six (36) months, until September 1, 2003 (the "Consulting
Period").

5. CONFIDENTIALITY COVENANTS.

        5.1   Acknowledgments by the Consultant. The Consultant acknowledges that
(a) during the Consulting Period and as a part of his Consulting Arrangement, the
Consultant will be afforded access to Confidential Information (as defined below); (b) public disclosure of such Confidential Information could have an adverse effect on the Corporation and its business; (c) because the Consultant possesses substantial technical expertise and skill with respect to the
Corporation's business, the Corporation desires to obtain exclusive ownership of each Consultant Invention (as defined below), and the Corporation will be at a substantial competitive disadvantage if it fails to acquire exclusive ownership of each Consultant Invention; (d) the provisions of this Section 5 are reasonable and necessary to prevent the improper use or disclosure of
Confidential Information and to provide the Corporation with exclusive ownership of all Consultant Inventions.

        5.2   Agreements of the Consultant. In consideration of the compensation and benefits to be paid or provided to the Consultant by the Corporation under this
Agreement, the Consultant covenants as follows:

                (a) Confidentiality

                        (i) During and following the Consulting Period, the Consultant will hold in confidence the Confidential Information and will not disclose it to any person except with the specific prior written consent of the Corporation or except as otherwise expressly permitted by the terms of this Agreement.

                        (ii) Any trade secrets of the Corporation will be entitled to all of the protections and benefits under Chapter 688, Florida Statutes and any other applicable law. If any information that the Corporation deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. The
Consultant hereby waives any requirement that the Corporation submit proof of the economic value of any trade secret or post a bond or other security.

                        (iii) None of the foregoing obligations and restrictions
applies to any part of the Confidential Information that the Consultant demonstrates was or became generally available to the public other than as a result of a disclosure by the Consultant.

                                        2

                        (iv) The Consultant will not remove from the Corporation's premises (except to the extent such removal is for purposes of the performance of the Consultant's duties at home or while traveling, or except as otherwise specifically authorized by the Corporation) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). The
Consultant recognizes that, as between the Corporation and the Consultant, all of the Proprietary Items, whether or not developed by the Consultant, are the exclusive property of the Corporation. Upon termination of this Agreement by either party, or upon the request of the Corporation during the Consulting
Period, the Consultant will return to the Corporation all of the Proprietary
Items in the Consultant's possession or subject to the Consultant's control, and the Consultant shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

                (b) Consultant Inventions. Each Consultant Invention will belong exclusively to the Corporation. The Consultant acknowledges that all of the
Consultant's writing, works of authorship, and other Consultant Inventions are works made for hire and the property of the Corporation, including any copyrights, patents, or other intellectual property rights pertaining thereto.
If it is determined that any such works are not works made for hire, the
Consultant hereby assigns to the Corporation all of the Consultant's right, title, and interest, including all rights of copyright, patent and other intellectual property rights, to or in such Consultnat Inventions. The
Consultant covenants that he will promptly:

                        (i) disclose to the Corporation in writing any Consultant
Invention;

                        (ii) assign to the Corporation or to a party designated by the Corporation, at the Corporation's request and without additional compensation, all of the Consultant's right to the Consultant Invention for the United States and all foreign jurisdictions;

                        (iii) execute and deliver to the Corporation such applications, assignments, and other documents as the Corporation may request in order to apply for and obtain patents or other registrations with respect to any Consultant Invention in the United States and any foreign jurisdictions;

                        (iv) sign all other papers necessary to carry out the above obligations; and

                        (v) give testimony and render any other assistance in support of the Corporation's rights to any Consultant Invention.

        5.3 Disputes or Controversies. The Consultant recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by the
Corporation, the Consultant, and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.

                                        3

        5.4 Definitions.

                (a) For the purposes of this Section 5, "Confidential Information"
shall mean any and all:

                        (i) trade secrets concerning the business and affairs of
the Corporation, product specifications, data, know-how, formulas, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information, and any other information, however documented, that is a trade secret within the meaning of Chapter 688, Florida Statutes;

                        (ii) information concerning the business and affairs of the
Corporation which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials, however documented; and

                        (iii) notes, analysis, compilations, studies, summaries,
and other material prepared by or for the Corporation containing or based, in whole or in part, on any information included in the foregoing.

                (b) For the purposes of this Section 5, "Consultant Invention" shall mean any idea, invention, technique, modification, process, or improvement (whether patentable or not), any industrial design (whether registrable or not), any mask work, however fixed or encoded, that is suitable to be fixed, embedded or programmed in a semiconductor product (whether recordable or not), and any work of authorship (whether or not copyright protection may be obtained for it)
created, conceived, or developed by the Consultant, either solely or in conjunction with others, during the Consulting Period, or a period that includes a portion of the Consulting Period, that relates in any way to, or is useful in any manner in, the business then being conducted or proposed tp be conducted by the Corporation, and any such item created by the Consultant, either soley or in conjunction with others, following termination of the Consultant's Consulting
Arrangement with the Corporation, that is based upon or uses Confidential
Information.

6. NON-COMPETITION AND NON-INTERFERENCE

        6.1 Acknowledgments by the Consultant. The Consultant acknowledges that:
(a) the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character; (b) the
Corporation's business is national in scope and its products are marketed throughout the United States and world wide; (c) the Corporation competes with other businesses that

                                        4

are or could be located in any part of the United States and world wide; (d) the provisions of this Section 6 are reasonable and necessary to protect the
Corporation's business.

        6.2 Covenants of the Consultant. In consideration of the acknowledgments by the Consultant, and in consideration of the compensation and benefits to be paid or provided to the Consultant by the Corporation, the Consultant covenants that he may, directly or indirectly:

                (a) during the Consulting Period, except in the course of his
Consulting Arrangement hereunder, and during the Post-Consulting Period (as defined below), engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend the Consultant's name or any similar name to, lend Consultant's credit to or render services or advice to, any business whose products or activities compete in whole or in part with the products or activities of the Corporation anywhere within the United States;
and that the Consultant may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered or have been registered under Section 12(g) of the Securities
Exchange Act of 1934;

                (b) whether for the Consultant's own account or for the account of any other person, at any time during the Consulting Period and the Post-Consulting
Period, solicit business of the same or similar type being carried on by the
Corporation, from any person known by the Consultant to be a customer of the
Corporation, whether or not the Consultant had personal contact with such person during and by reason of the Consultant's Consulting Arrangement with the
Corporation;

                (c) whether for the Consultant's own account or the account of any other person(i) at any time during the Consulting Period and the Post-Consulting
Period, solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is or was an employee of the
Corporation at any time during the Consulting Period or in any manner induce or attempt to induce any employee of the Corporation to terminate his Consulting
Arrangement with the Corporation; or (ii) at any time during the Consulting
Period and for three years thereafter, interfere with the Corporation's relationship with any person, including any person who at any time during the
Consulting Period was an employee, contractor, supplier, or customer of the
Corporation; or

                (d) at any time during or after the Consulting Period, disparage the Corporation or any of its shareholders, directors, officers, employees, or agents.

        For purposes of this Section 6.2, the term "Post Consulting Period" means the three year period beginning on the date of termination of the Consultant's
Consulting Arrangement with the Corporation.

        If any covenant in this Section 6.2 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent

                                        5

jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the
Consultant.

        The period of time applicable to any covenant in this Section 6.2 will be extended by the duration of any violation by the Consultant of such covenant.

7.      NOTICES. All notices, consents, waivers, and other communications under this
Agreement must be in writing and will be deemed to have been duly given when (a)
delivered by hand (with written confirmation of receipt), (b) sent by facsimile
(with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service
(receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

              If to the Corporation:             Labelclick.com, Inc.
                                                 3665 East Bay Dr., Ste. 204-199
                                                 Largo,  FL  33771
                                                 Attention: Stephen M. Watters
                                                 Facsimile No.: (727) 533-9523

              With a copy to:                    Schumaker, Loop & Kendrick, LLP
                                                 Barnett Plaza, Ste. 2800
                                                 Tampa,  FL  33672
                                                 Attention: Julio Esquivel, Esq.
                                                 Facsimile No.: (813) 229-1660

              If to the Executive:               Jugal K. Taneja
                                                 6950 Bryan Dairy Rd.
                                                 Largo,  FL  33777
                                                 Facsimile No.: (727) 548-1917

8.      BINDING EFFECT. This Agreement shall extend to, shall inure to the benefit of and shall be binding upon all the parties hereto and upon all of their respective heirs, successors and representatives.

9.      ENTIRE AGREEMENT. This Agreement, including the agreements incorporated by reference, contains the entire Agreement among the parties hereto with respect to the matters contemplated hereby and supersedes all prior agreements and undertakings between the parties with respect to such matters. This Agreement may not be amended, modified or terminated in whole or in part, except in writing, executed by each of the parties hereto.

10.     INDEMNIFICATION. Consultant hereby agrees to hold harmless and indemnify
Corporation from and against any and all loss, damage, expense, and cost
(including reasonable attorneys' fees incurred in connection with the same)
incurred by Corporation as a result of Consultant's breach of any covenant or agreement made herein.

                                        6

11.     SPECIFIC PERFORMANCE. The Consultant acknowledges that his obligations hereunder are unique, and that it would be extremely impracticable to measure the resulting damages if he should default in his obligations under this
Agreement. Accordingly, in the event of the failure by Consultant to perform his obligations hereunder, which failure constitutes a breach hereof by him, the
Corporation may, in addition to any other available rights or remedies, sue in equity for specific performance and, in connection with any such suit, the
Consultant expressly waives the defense therein that the Corporation has an adequate remedy at law.

12.     SEVERABILITY. Should any part of any provision of this Agreement be declared invalid by a court of competent jurisdiction, such decision or determination shall not affect the validity of any remaining portion of such provision or any other provision and the remainder of the Agreement shall remain in full force and effect and shall be construed in all respects as if such invalid or unenforceable provision or portion thereof were not contained herein. In the event of a declaration of invalidity, the provision or portion thereof declared invalid shall not necessarily be invalidated in its entirety, but shall be observed and performed by the parties to the Agreement to the extent such provision is valid and enforceable.

13.     SECTION HEADINGS. The section headings contained herein are for convenience of reference only and shall not be considered any part of the terms of this
Agreement.

14.     CHOICE OF LAW. This Agreement shall be interpreted and performed in accordance with the laws of the State of Florida, and the parties agree, notwithstanding the principles of conflicts of law, that the internal laws of the State of Florida shall govern and control the validity, interpretation, performance, and enforcement of this Agreement.

        IN WITNESS WHEREOF, Consultant has hereunto put his hand, and the
Corporation has caused this instrument to be executed in its corporate name by its duly authorized officer, all as of the day and year first above written.

                                          CONSULTANT:

                                          /s/ Jugal K. Taneja
                                              Jugal K. Taneja

                                          CORPORATION:

                                          LABELCLICK.COM, INC.

                                By:      /s/Stephen M. Watters
                                            Stephen M. Watters, C.E.O.

                                        7